      As filed with the Securities and Exchange Commission on July 18, 1996
                                                Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        DIAMOND MULTIMEDIA SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                           77-0390654
   (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)            Identification Number)

                              2880 JUNCTION AVENUE
                         SAN JOSE, CALIFORNIA 95134-1922
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             1994 STOCK OPTION PLAN
                            (Full title of the plans)
                             ----------------------
                              WILLIAM J. SCHROEDER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        DIAMOND MULTIMEDIA SYSTEMS, INC.
                              2880 JUNCTION AVENUE
                         SAN JOSE, CALIFORNIA 95134-1922
                                 (408) 325-7000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------
                                    Copy to:

                             HOWARD S. ZEPRUN, ESQ.
           WILSON SONSINI GOODRICH & ROSATI SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                PROPOSED             PROPOSED
                                                                 MAXIMUM             MAXIMUM
                                                AMOUNT          OFFERING            AGGREGATE         AMOUNT OF
            TITLE OF SECURITIES                  TO BE            PRICE              OFFERING       REGISTRATION
             TO BE REGISTERED                 REGISTERED      PER SHARE(1)            PRICE            FEE(2)
- ------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
- ------------------------------------------------------------------------------------------------------------------
- -  To be issued upon exercise of options
   granted under 1994 Stock Option Plan        2,000,000         $ 7.69         $15,380,000.00           $5,303.44
                                              ----------
- ------------------------------------------------------------------------------------------------------------------
      Total
                                               2,000,000                        $15,380,000.00           $5,303.44
                                               =========                        ==============           =========
==================================================================================================================

(1) Estimated in accordance with Rule 457(h) of Regulation C solely for the purpose of calculating the registration fee.The proposed maximum aggregate offering price per share with respect to the 2,000,000 shares authorized and reserved for issuance under the 1994 Stock Option Plan has been estimated to be the closing price reported in the Nasdaq National Market on July 12, 1996.

(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one twenty-ninth of one per centum of the maximum aggregate price at which such securities are proposed to be offered."

                        DIAMOND MULTIMEDIA SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

        1. The contents of the Registration Statement on Form S-8 file number 33-91118 filed by the Company with the Securities and Exchange Commission on April 11, 1995.

        2. The contents of the Registration Statement on Form S-8 file number 33-98470 filed by the Company with the Securities and Exchange Commission on October 23, 1995.

        3. The Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1995.

        4. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        5. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated February 10, 1995, filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati Sonsini, Goodrich & Rosati, P.C. ("WSGR"), Palo Alto, California. Jeffrey D. Saper, a member of WSGR, is a director and Secretary of the Registrant. As of the date of the Form S-1 Registration Statement, certain members of WSGR, or investment partnerships of which such persons are partners, beneficially own 89,687 shares of Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant's Bylaws provides for the mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by Delaware General Corporation Law. Registrant has entered into an indemnification agreement with each of its officers and directors which provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to Registrant and its stockholders, provided that such liability does not arise from certain proscribed conduct. Registrant also currently maintains officer and director liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. INDEX TO EXHIBITS.

  Exhibit
  Number                               Description of Document
- ------------    -----------------------------------------------------------------
     5.1        Opinion of Counsel as to legality of securities being
                registered.

     10.4       1994 Stock Option Plan, as amended.

     23.1       Consent of Coopers & Lybrand L.L.C., Independent Accountants.

     23.2       Consent of Counsel (contained in Exhibit 5.1).

     24.1       Powers of Attorney (see page 5).

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, Bylaws, indemnification agreements or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of July, 1996.

                                       DIAMOND MULTIMEDIA SYSTEMS, INC.

                                       By: /s/ William J. Shroeder
                                          -------------------------------------
                                          William J. Schroeder,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Schroeder and Gary B. Filler jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                               Title                            Date
/s/ William J. Schroerder          Director, Chief Executive Officer and      July 18, 1996
- --------------------------------   President (Principal Executive Officer)
William J. Schroeder

/s/ Gary B. Filler                 Chief Financial Officer (Principal         July 18, 1996
- --------------------------------   Financial Officer)
Gary B. Filler

/s/ Chong Moon Lee                 Chairman of the Board                      July 18, 1996
- --------------------------------
Chong-Moon Lee

/s/ Jeffrey T. Chambers            Director                                   July 18, 1996
- --------------------------------
Jeffrey T. Chambers

/s/ Bruce C. Edwards               Director                                   July 18, 1996
- --------------------------------
Bruce C. Edwards

/s/ Walter G. Kortschak            Director                                   July 18, 1996
- --------------------------------
Walter G. Kortschak

/s/ Gregorio Reyes                 Director                                   July 18, 1996
- --------------------------------
Gregorio Reyes

/s/ Jeffrey D. Saper               Director                                   July 18, 1996
- --------------------------------
Jeffrey D. Saper